PRELIMINARY PROXY
                            M.G. PRODUCTS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, a shareholder of M.G. Products, Inc. a California corporation, hereby appoints Juan Pablo Cabrera and Eric Williams, and each
of  them (to act by a majority of those present)        , the attorneys and
proxies of the undersigned, with power of substitution, to attend the Annual Meeting of Shareholders of said Company to be held at 8154 Bracken Creek, San Antonio, texas 78266-2143 at 10:00 A.M. on June 19, 1997, and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present.

    This proxy will be voted as you specify on the reverse. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY STATEMENT WHICH WERE NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS OF M.G. PRODUCTS, INC. AND FOR APPROVAL OF PROPOSAL 2.

    In the election of directors said proxies shall have discretion and authority to distribute the votes represented by this proxy in such proportions as they shall see fit among the nominees named in the Proxy Statement. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxies shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions as they shall see fit among all nominees.

    (Continued, and to be marked, dated and signed on the other side.)


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                                                           Please mark
                                                           your votes as
                                                           indicated in
                                                           this example.

The Board of Directors favors a vote FOR Proposals 1 and 2 which are discussed in the accompanying Proxy Statement dated May 12, 1997.
                                                WITHHELD
                                     FOR         FOR ALL
PROPOSAL 1. ELECTION OF DIRECTORS:

      Nominees:  Juan Pablo Cabrera           Martin Goodman
                 Charles Chapman              Juan Carlos Rodriguez
                 Alejandro Cabrera Robles     Alejandro Portilla Garceran

      WITHHELD FOR: (Write that nominee's name in the space provided below)


PROPOSAL 2. TO APPROVE AN AMENDMENT TO THE CORPORATION'S ARTICLES OF
            INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 50,000,000 SHARES.

      FOR          AGAINST           ABSTAIN

PROPOSAL 3. UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

             PLACE "X" HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON

Signature(s):
Date          , 1997

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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